THIRD AMENDMENT TO FACTORING AND SECURITY AGREEMENT

This Third Amendment to Factoring and Security Agreement dated March 16, 2009 is made by and between THERMO CREDIT LLC (hereinafter referred to as the “Purchaser”) and CORDIA CORPORATION (“Seller”), who hereby agree as follows:

WHEREAS, Purchaser and Seller entered into a Factoring and Security Agreement (hereinafter the “Agreement”) dated as of September 21, 2007 (all capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement);

WHEREAS, the Agreement has previously been amended to increase the amount of the Purchase Commitment contained in the Term Sheet;

WHEREAS, the Purchaser and Seller desire to amend the Termination Date Agreement to coincide with that of the Factoring and Security Agreement of Cordia Prepaid, Corp.;

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Seller and Purchaser hereby mutually enter into this Amendment to the Agreement as follows:

1.

The Termination Date as reflected in Exhibit A is hereby changed to March 16, 2011.

2.

The Seller hereby certifies that all of the representations and warranties contained in the Agreement are true and correct as of the date thereof; that the Seller is not in default under the Agreement; no event of default has occurred and is continuing; that Seller has not breached any covenant contained in the Agreement; that the Agreement is in full force and effect as of the date hereof.

3.

Simultaneous with Seller’s execution of the Agreement, Seller will pay to Purchaser a 20,625.00 (0.375% of Purchase Commitment) Commitment Fee on the amount of the Purchase Commitment in accordance with Section 4.5 of the Agreement, such amount being deducted from the first purchase subsequent to September 14, 2010 (date of expiration of the Agreement before this Third Amendment).

4.

Except as set forth above, all of the remaining terms, provisions and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date first above written.

PURCHASER:

THERMO CREDIT, LLC

By:

/s/ Jack V. Eumont

Name:  Jack V. Eumont, Jr.

Title:   Executive Vice President

SELLER:

CORDIA CORPORATION

By:

/s/ Wesly Minella

Name:

Wesly Minella

Title:

Secretary

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